Independent Auditors' Consent


The Board of Directors
Colonial Commercial Corp.:


We consent to the inclusion in Form 8-K/A-1 of Colonial Commercial Corp. dated September 8, 1999 of our report dated June 25, 1999, with respect to the balance sheets of Universal Supply Group, Inc. as of March 31, 1999 and 1998, and the related statements of income and retained earnings and cash flows for the years then ended.



                                                                    /S/ KPMG LLP
                                                                    ------------


Melville, New York
September 8, 1999